SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 28, 2002
Date of earliest event reported

OZ COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

California (State of incorporation or organization)	000-30701 (Commission File No.)	95-4560875 (IRS Employer Identification No.)

Snorrabraut 54
Reykjavík, Iceland
(Address of principal executive offices)

IS-105
(Zip code)

(011 354) 535-0000
(Registrant’s telephone number, including area code)

Item 5. Other Events
ITEM 7. EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5

Item 5. Other Events

     On February 28, 2002 OZ Communications Co. (formerly known as OZ.COM Canada Company) and Registrant, OZ Communications, Inc. (collectively “OZ”) entered into a series of amending agreements with Microcell Labs Inc. and Microcell Capital II Inc. (collectively, “Microcell”). Under the terms of the agreements the parties have terminated all specific development agreements between the parties, terminated Microcell’s agreement to use OZ as its preferred development resource in the field of wireless Internet messaging services, terminated Microcell’s right to require OZ to redeem Microcell’s shares of OZ common stock, terminated Microcell’s obligation to pay minimum quarterly payments of $750,000 for development services, and replaced a license of Ericsson’s iPulse 1.5 with a license of the OZ Instant Communications Platform. The license is conditioned upon the purchase by Microcell Labs Inc. of annual support and maintenance contracts from OZ, but is otherwise royalty-free for the first three years and incremental capacity required after the initial three-year period will be purchased separately at competitive prices and terms. In addition, the parties modified a shareholder agreement to change certain participation rights of Microcell and to provide that the obligation of certain of OZ’s shareholders to vote a sufficient number of shares to elect Microcell’s designee as a director is applicable only to the election of directors held at OZ’s 2002 annual shareholders meeting. In partial consideration for OZ’s agreement to make the amendments, Microcell has surrendered to OZ 5,299,160 shares of OZ’s common stock for cancellation. The foregoing is a summary description of the agreements and does not include the specific terms and provisions of the agreements. Accordingly, the foregoing summary is qualified in its entirety by reference to the agreements which are filed as exhibits to this current report on Form 8-K.

     As a result of the termination of the agreements, OZ expects to recognize revenues from several Microcell Labs Inc. specific development agreements, eliminate redeemable common stock with a corresponding increase in additional paid-in capital, record a reduction in common stock and paid-in capital, a bad debt expense and an impairment loss on the related intangibles that OZ recorded in connection with the acquisition of the shares of MCE Holding Corporation in November 2000. In the quarter ended December 31, 2001, OZ expects to record an $8.9 million non-cash impairment loss on intangible assets as an operating expense in connection with both the cancellation of the Microcell agreements and the cancellation of the Ericsson development agreements in January 2002. In the quarter ending March 31, 2002, OZ expects to recognize $4.75 million in revenue from various specific development agreements with Microcell Labs Inc. that is currently reflected on the balance sheet as “deferred revenue,” record a $3.1 million non-cash impairment loss on intangible assets as an operating expense, eliminate $4.5 million of redeemable common stock and increase additional paid-in capital by a like amount, and allocate among common stock, paid-in capital and bad debt expense $750,000 that was due in November 2001 from Microcell Labs Inc. under the general co-operation and development agreement, but which was forgiven in connection with the return of 5,299,160 common shares of OZ as part of the amendments.

     Microcell has made significant cash payments to OZ since November 2000. Consequently, termination of the agreements with Microcell will result in the loss of a significant source of OZ’s operating cash. If OZ is unable to secure additional sources of revenue, the termination of the agreements between OZ and Microcell would have a material, adverse affect on OZ’s business and results of operations. OZ believes that its current cash, cash equivalents and short-term investments, will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least the next eight months. While OZ intends to seek additional financing, there can be no assurance that it will be successful.

     This Current Report on Form 8-K contains various forward-looking statements with respect to our financial condition, results of operations and business. The words “believe,” “expect,” “anticipate,” “intend,” “may,” “will,” “should,” “could,” “potential,” “continue,” “estimate,” “predict,” and “plan” and similar expressions or the negative of such expressions, identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and a number of factors could cause actual results to differ materially from those projected or implied in such forward-looking statements. These factors include, but are not limited to, the risk factors disclosed in OZ’s Annual Report on Form 10-KSB. Further, certain forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Due to such uncertainties and risks, you should not place undue reliance on such forward-looking statements that speak only as of the date of this report. OZ does not undertake to update publicly, review or revise any forward-looking statements to reflect any change in our expectations with regard thereto or to reflect events or circumstances occurring after the date hereof, unless required by the federal securities laws.

ITEM  7.   EXHIBITS

10.1	Amending Agreement between Microcell Labs Inc. and OZ Communications Co. dated as of February 28, 2002.
10.2	Amending Agreement to a Share Exchange Agreement between Microcell Capital II Inc. and Registrant dated as of February 28, 2002.
10.3	Amending Agreement among Microcell Capital II Inc., Guðjón Már Guðjónsson, Skúli Mogensen and Registrant dated as of February 28, 2002.
10.4	Share Transfer Agreement between Microcell Capital II Inc. and Registrant dated as of February 28, 2002.
10.5	Specific Agreement No. 5 (OZ Instant Communications Platform License) between Microcell Labs Inc. and OZ Communications Co. dated as of February 28, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OZ COMMUNICATIONS, INC.

By: /s/	JÓN L. ÁRNASON
Name:	Jón L. Árnason
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 15, 2002

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amending Agreement between Microcell Labs Inc. and OZ Communications Co. dated as of February 28, 2002.

10.2	Amending Agreement to a Share Exchange Agreement between Microcell Capital II Inc. and Registrant dated as of February 28, 2002.

10.3	Amending Agreement among Microcell Capital II Inc., Guðjón Már Guðjónsson, Skúli Mogensen and Registrant dated as of February 28, 2002.

10.4	Share Transfer Agreement between Microcell Capital II Inc. and Registrant dated as of February 28, 2002.

10.5	Specific Agreement No. 5 (OZ Instant Communications Platform License) between Microcell Labs Inc. and OZ Communications Co. dated as of February 28, 2002.

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